Exhibit 4.3



                             CENTURY BANCORP, INC.

                             2000 STOCK OPTION PLAN

1.   PURPOSE

     The purpose of the Century Bancorp, Inc. 2000 Stock Option Plan is to encourage ownership of Class A common stock of the Company by directors, officers and employees of the Company and its Affiliates and to provide additional incentives for them to promote the success of the Company's business through the grant of options to purchase shares of the Company's Class A common stock. The 2000 Stock Option Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code but not all Awards granted hereunder are required to be Incentive Options.

2.   DEFINITIONS

     As used in this Plan the following terms shall have the respective meanings set out below, unless the context clearly requires otherwise:

     2.1. Affiliate means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.

     2.2. Award means any grant of Options pursuant to the Plan.

     2.3. Board means the Company's Board of Directors.

     2.4. Class A Common Stock means Class A common stock, par value $1.00 per share, of the Company.

     2.5. Code means the Internal Revenue Code of 1986, as amended from time to time, or any statute successor thereto, and any regulations issued from time to time thereunder.

     2.6. Company means Century Bancorp, Inc., a corporation organized under the laws of the Commonwealth of Massachusetts.

     2.7. Compensation Committee means the Compensation Committee of the Board or any other committee of the Board delegated by the Board responsibility for the administration of the Plan, as provided in Section 5 of the Plan.

     2.8. Grant Date means the date as of which an Option is granted, as determined under Section 7.1.

     2.9. Incentive Option means an Option which by its terms is to be treated as an "incentive stock option" within the meaning of Section 422 of the Code.

     2.10. Market Value means the value of a share of Class A Common Stock on any date as determined by the Compensation Committee.

     2.11. Nonstatutory Option means any Option that is not an Incentive
Option.

     2.12. Option means an option to purchase shares of Class A Common Stock.

     2.13. Option Agreement means an agreement between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.

     2.14. Optionee means a Participant to whom an Award shall have been granted under the Plan.

     2.15. Participant means any holder of an outstanding Option under the Plan.

     2.16. Plan means this 2000 Stock Option Plan of the Company, as amended from time to time.

     2.17. Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Affiliate). Whether a person is a Ten Percent Owner shall be determined with respect to each Option based on the facts existing immediately prior to the Grant Date of such Option.

3.   TERM OF THE PLAN

     Unless the Plan shall have been earlier terminated by the Board, Options may be granted hereunder at any time in the period commencing on the approval of the Plan by the Board and ending immediately prior to the tenth anniversary of the earlier of the adoption of the Plan by the Board or approval of the Plan by the Company's Class B stockholders. Awards granted pursuant to the Plan within such period shall not expire solely by reason of the termination of the Plan. Awards of Incentive Options granted prior to approval of the Plan by the Company's Class B stockholders are hereby expressly conditioned upon such approval, but in the event of the failure of the Company's Class B stockholders to approve the Plan shall thereafter and for all purposes be deemed to constitute Nonstatutory Options.

4.   STOCK SUBJECT TO THE PLAN

     At no time shall the number of shares of Class A Common Stock issued pursuant to or subject to outstanding Options granted under the Plan exceed 150,000 shares of Class A Common Stock; subject, however, to the provisions of
Section 8 of the Plan. For purposes of applying the foregoing limitation, if any Option expires, terminates, or is cancelled for any reason without having been exercised in full, the shares not purchased by the Optionee shall again be available for Options thereafter to be granted under the Plan. Shares of Class A Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.

5.   ADMINISTRATION

     The Plan shall be administered by the Compensation Committee. Subject to the provisions of the Plan, the Compensation Committee shall have complete authority, in its discretion, to make or to select the manner of making all necessary determinations with respect to each Option to be granted by the Company under the Plan in addition to any other determination allowed the Compensation Committee under the Plan including the director, employee or officer to receive the Option. In making such determinations, the Compensation Committee may take into account the nature of the services rendered by the respective employees, officers, and directors, their present and potential contributions to the success of the Company and its subsidiaries, and such other factors as the Compensation Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Compensation Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Option Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Compensation Committee's determinations made in good faith on matters referred to in this Plan shall be conclusive. Without in any way limiting the foregoing, the Compensation Committee shall at the time each Option is granted designate such Option as either an Incentive Option or a Nonstatutory Option.

6.   AUTHORIZATION AND ELIGIBILITY

     Pursuant and subject to the terms of this Plan, the Compensation Committee may grant from time to time and at any time prior to the termination of the Plan any number of Options as the Compensation Committee shall in its discretion determine, to any non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate or any employee of or officer to one or more of the Company and its Affiliates. However, only employees of the Company, and of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option.

     Each grant of an Option shall be subject to all applicable terms and conditions of the Plan, and such other terms and conditions, not inconsistent with the terms of the Plan, as the Compensation Committee may prescribe. No prospective Participant shall have any rights with respect to a grant of Options, unless and until such Participant has executed an agreement evidencing the Award, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of such Award.

7.   SPECIFIC TERMS OF OPTIONS

     7.1 Date of Grant. The granting of an Option shall take place at the time specified in the Option Agreement.

     7.2 Exercise Price. The price at which shares may be acquired under each Incentive Option shall be not less than 100% of the Market Value of Class A

Common Stock on the Grant Date, or not less than 110% of the Market Value of Class A Common Stock on the Grant Date if the Optionee is a Ten Percent Owner. The price at which shares may be acquired under each Nonstatutory Option shall not be so limited solely by reason of this Section.

     7.3 Option Period. No Incentive Option may be exercised on or after the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner. The Option period under each Nonstatutory Option shall not be so limited solely by reason of this Section.

     7.4 Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Compensation Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Compensation Committee may accelerate the exercisability of such Option in whole or in part at any time, provided the acceleration of the exercisability of any Incentive Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code.

     7.5 Termination of Association with the Company. Unless the Compensation Committee shall provide otherwise in the grant of a particular Option under the Plan, if the Optionee's employment or other association with the Company and its Affiliates is terminated, whether voluntarily or otherwise, any outstanding Option of the Optionee shall cease to be exercisable in any respect not later than ninety (90) days following such termination and, for the period it remains exercisable following termination, shall be exercisable only to the extent exercisable at the date of termination.

     7.6 Exercise of Option. An Option may be exercised by the Optionee giving written notice to the Company, specifying the number of shares with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash, or certified or bank check payable to the order of the Company in an amount equal to the exercise price of the shares to be purchased or, if the Compensation Committee had so authorized on the grant of any particular Option hereunder (and subject such conditions, if any, as the Compensation Committee may deem necessary to avoid adverse accounting effects to the Company) by delivery of that number of shares of Class A Common Stock having a Market Value equal to the exercise price of the shares to be purchased. Receipt by the Company of such notice and payment shall constitute the exercise of the Option. Within 30 days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates for the number of shares then being purchased. Such shares shall be fully paid and nonassessable. Nothing herein shall be construed to preclude the Company from participating in a so-called "cashless exercise", provided the Optionee or other person exercising the Option and each other party involved in any such exercise shall comply with such procedures, and enter into such agreements, of indemnity or otherwise, as the Company shall specify.

     7.7 Limit on Incentive Option Characterization. An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Class A Common Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the "current limit". The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Class A Common Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan. Any shares of Class A Common Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

     7.8 Notification of Disposition. Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

8.   ADJUSTMENTS FOR CORPORATE TRANSACTIONS

     8.1. Stock Dividend, Etc. In the event of any dividend on Class A Common Stock payable in Class A Common Stock or any split-up or contraction in the number of shares of Class A Common Stock after the date of an Option Agreement evidencing an Award, the remaining number of shares of Class A Common Stock subject to such Award and the price to be paid for any share subject to the Award, if any, shall be proportionately adjusted.

     8.2. Stock Reclassification. In the event of any reclassification or change of outstanding shares of Class A Common Stock, immediately thereafter (and subject to further adjustment for subsequent events) any outstanding Award shall thereafter relate to shares of stock or other securities equivalent in kind and value to those shares which the Participant would have received if he or she had held of record the full remaining number of shares of Class A Common Stock subject to the Award immediately prior to such reclassification or change.

     8.3. Consolidation or Merger. In case of any consolidation or merger of the Company with or into another company or in case of any sale or conveyance to another company or entity of the property of the Company as a whole, any outstanding Award shall terminate and, to the extent that the value of the shares of stock, other securities or cash which a stockholder is entitled to receive for one share of Class A Common Stock in connection with such transaction exceeds the option price of the Award, the Optionee shall be entitled to receive either cash or shares of stock or other securities equivalent in kind to the cash or those shares which a holder would have received if he or she had exercised the Award and held the number of shares of the Class A Common Stock upon such exercise immediately prior to such consolidation, merger, sale or conveyance and with a value equal to such excess amount multiplied by the number of shares he or she would have received if he or she so exercised the Award at such time.

     8.4. Related Matters. Any adjustment required by this Section 8 shall be determined and made by the Compensation Committee. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by an Award shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. In the event of changes in the outstanding Class A Common Stock by reason of any stock dividend, split-up, contraction, reclassification, or change of outstanding shares of Class A Common Stock of the nature contemplated by this Section 8, the number of shares of Class A Common Stock available for the purposes of the Plan as stated in
Section 4 shall be correspondingly adjusted.

9.   SETTLEMENT OF AWARDS

     9.1. Investment Representation. The Company shall be under no obligation to issue any shares covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall give a written representation to the Company which is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

     9.2. Registration. If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended or other applicable statutes any shares of Class A Common Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Class A Common Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, then the Company shall take such action at its own expense.

     9.3. Tax Withholding. Whenever shares of Class A Common Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares. However, in such cases, Participants may elect, subject to the approval of the Compensation Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares to satisfy their tax obligations. Participants may only elect to have Shares withheld having a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Compensation Committee, deems appropriate.

     The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award.

10.  NONTRANSFERABILITY OF AWARDS

     Except as otherwise provided in this Section, Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Participant's rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant's legal representative.

11.  LIMITATION OF RIGHTS IN STOCK; NO SPECIAL SERVICE RIGHTS

     A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Class A Common Stock issuable pursuant to an Award, except to the extent that the Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to the Participant or his agent. Nothing contained in the Plan or in any Option Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), at any time to terminate such employment agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient's employment or other association with the Company and its Affiliates.

12.  TERMINATION AND AMENDMENT OF THE PLAN

     The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. No termination or amendment of the Plan may, without the consent of any recipient of an Award granted hereunder, adversely affect the rights of such recipient under such Award. The Compensation Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided as amended such Award is consistent with the terms of the Plan, but no such amendment shall impair the rights of the recipient of such Award without his or her consent.

13.  GOVERNING LAW

     The Plan and all Option Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.